NATIONAL LIFE                            ILLUMINATIONS LIMITED POWER OF ATTORNEY
             for Use with Variable Universal Life Insurance and Variable Annuity

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Owner's Name_______________________         Policy/Contract No._______________

MAIL COMPLETED FORM TO: Variable Product Services-M304,
                        National Life Insurance Company,
                        One National Life Drive,
                        Montpelier, VT 05604
                        Submit a form for each polic/contract.
                        ALWAYS SIGN & DATE THIS FORM.
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I, ______________________(Owner), appoint FundQuest Incorporated (the Advisor)
as Limited Attorney in Fact.

FundQuest Incorporated may direct National Life Insurance Company to exercise the following powers:

     o Transfer Accumulated Value among the General Account and sub-accounts of the Separate Account if the policy is a Variable Universal Life Insurance Policy, or transer Contract Value among the Fixed Account and sub-accounts of the Variable Account if the contract is a Variable Annuity; and

     o    Change the investment allocation of future premiums.

This Limited Power of Attorney (LPOA) is only valie for use in the Company's Illuminations program. If the investments of the policy/contrace are being managed under illuminations, the Portfolio Rebalancing feature will be added automatically on a semi-annual basis.

THE OWNER OF THE ABOVE-REFERENCED POLICY/CONTRACT RETAINS ALL RIGHTS TO THAT POLICY/CONTRACT. THIS LPOA ALLOWS THE LIMITED ATTORNEY IN FACT TO EXERCISE ONLY THOSE POWERS DESCRIBED ABOVE AS DELEGATED BY THE OWNER.

IF A CHANGE IN OWNERSHIP IS MADE TO THE ABOVE-REFERENCED POLICY/CONTRACT, OR IF AN INVESTMENT ALLOCATION CHANGE IS MADE BY THE OWNER, THIS ILLUMINATIONS LPOA AND THE PORTFOLIO REBALANCING FEATURE WILL BE AUTOMATICALLY TERMINATED.

Once recorded, this LPOA shall continue in effect until the Company has received, from the Owner, written notification to terminate this LPOA. If the Telephone Transaction Privilege/Limited Power of Attorney is in effect, the Owner or Servicing Agent may telephoen the Company to terminate this LPOA.

This LPOA is non-exclusive. The Advisor, as Limited Attorney in Fact, is subject to all provisions of the Policy/Contract and offering Prospectus for making written and/or telephone exchanges and changes in investment allocation.

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COMPLETE THE FOLLOWING, IF APPLICABLE

[ ] I elect to change the Asset Model to: (Check one)
        [ ] Diversified Equity  [ ] Balanced equity     [ ] Diversified Income
        [ ] Capital Preservation        [ ] Diversified Equity with Income
        [ ] Balanced            [ ] Income

[ ] I revoke this Limited Power of Attorney.
[ ] I elect to continue the Portfolio Rebalancing feature.
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ADDITON OR TERMINATION OF THE LPOA, OR A CHANGE IN ASSET MODEL, IS EFFECTIVE ON
THE DATE THE REQUEST IS RECEIVED AT OUR HOME OFFICE.

Owner's Signature ______________________________________ Date ______________

PROVIDE PRINTED NAME & ADDRESS BELOW:

Owner's Name________________________________________________________________

Address ____________________________________________________________________

City _____________________________________ State ______________ Zip ________

Daytime Telephone No.________________________________________________________

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NATIONAL LIFE VARIABLE CONTRACTS DISTRIBUTED BY EQUITY SERVICES, INC.
BROKER-DEALER SUBSIDIARY OF NATIONAL LIFE INSURANCE COMPANY

9740(0204)    ONE NATIONAL LIFE DRIVE o MONTPELIER, VERMONT 05604
                                                                  CAT. NO. 49175


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